EXHIBIT 99.1
     Pursuant to Rule 13d-1(k) (1) (iii) of Regulation 13D-G of the General Rules and Regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, the undersigned agree that the statement to which this Exhibit is attached is filed on behalf of each of them in the capacities set forth herein below.
DATED: March 18, 2009

EAST PEAK PARTNERS, L.P.
By:	JGE CAPITAL MANAGEMENT, LLC
Its:	General Partner
By:	/s/ Douglas K. Edwards
Douglas K. Edwards, Chief Financial Officer

JGE CAPITAL MANAGEMENT, LLC
By:	/s/ Douglas K. Edwards
Douglas K. Edwards, Chief Financial Officer

JEFFREY G. EDWARDS
By:	/s/ Douglas K. Edwards
Douglas K. Edwards, Attorney-in-fact for
Jeffrey G. Edwards